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NS GROUP, INC. Form 10-Q September 30, 2002                         Exhibit 12.1


                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in Thousands)


                                                            Nine Months
                                                              Ended
                                                           September 30,
                                                               2002
                                                          --------------
Earnings:
     Loss before income taxes and
            extraordinary charges                           $ (25,069)
     Interest expense                                           6,819
     Interest portion of rent expense (a)                         370
                                                            ---------

                                                            $ (17,880)
                                                            =========

Fixed Charges:
     Interest expense                                       $   6,819
     Interest portion of rent expense (a)                         370
                                                            ---------

                                                            $   7,189
                                                            =========

Ratio of Earnings to Fixed Charges                                  -

Deficiency in Earnings                                      $ (25,069)


(a) One-third of rent expense is the portion deemed representative of the interest factor.